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                                                                     EXHIBIT 8.1

                         [Latham & Watkins Letterhead]

                                 June 18, 1997



Health Care Property Investors, Inc.
10990 Wilshire Boulevard, Suite 1200
Los Angeles, California 90024

          Re:  Health Care Property Investors, Inc. (the "Company")
               ----------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission on June 16, 1997 in connection with the registration of unsecured debt securities, shares of the Company's preferred stock, par value $1.00 per share, shares of the Company's common stock, par value $1.00 per share, and certain rights (collectively, the "Securities") under the Securities Act of 1933, as amended, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust.

          This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

          In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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Health Care Property Investors, Inc.
June 18, 1997
Page 2

          In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

          Based upon the facts set forth in the Registration Statement and Officer's Certificate, it is our opinion that:

          1. Commencing with the Company's taxable year ending December 31, 1985, the Company was organized in conformity with the requirements for qualification as a real estate investment trust, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

          2. The information in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations to the Company," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us an is correct in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

          This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption
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Health Care Property Investors, Inc.
June 18, 1997
Page 3

"Certain Federal Income Tax Considerations to the Company" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                         Very truly yours,

                         /s/ LATHAM & WATKINS